UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 9, 2025

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California

(Address of Principal Executive Offices)

94404

(Zip Code)

650-574-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Gilead Sciences, Inc., a Delaware corporation (the “Company”), announced that Sandra Patterson, the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer and the Company’s principal accounting officer, has decided to leave the Company. The Company’s Board of Directors has appointed Diane E. Wilfong as the Company’s interim Corporate Controller and Chief Accounting Officer, and designated her as the interim principal accounting officer, effective immediately. Ms. Wilfong will serve on an interim basis while the Company undertakes a search for a successor.

Ms. Wilfong, age 63, previously served as the Company’s Corporate Controller and Chief Accounting Officer from February 2016 to March 2023 and thereafter transitioned into a role as the Company’s Vice President, Finance Strategic Projects. Prior to joining the Company, Ms. Wilfong was Vice President, Controller and Principal Accounting Officer at Computer Sciences Corporation (now known as DXC Technology) from November 2014 to February 2016. Ms. Wilfong also served in similar roles at Caesars Entertainment Corporation and Eastman Kodak Company. Ms. Wilfong is a certified public accountant (inactive) and began her career with PricewaterhouseCoopers. Ms. Wilfong received a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ DEBORAH H. TELMAN
Deborah H. Telman
EVP, Corporate Affairs, General Counsel and Corporate
Secretary

Date: March 12, 2025